AMENDED AND RESTATED BY-LAWS
OF
AQUILA FUNDS TRUST

Dated: As of June 12, 2020

ARTICLE 1
Declaration of Trust and Principal Office

1.1  Declaration of Trust.  These By-laws are adopted pursuant to Section 6.8 of the Declaration of Trust, as from time to time in effect (the “Declaration”), of Aquila Funds Trust, a Massachusetts business trust (the “Trust”) and shall be subject to the terms of the Declaration.  Any capitalized term not otherwise defined herein shall have the same meaning given to such term in the Declaration.  In the event of any inconsistency between the terms of these By-Laws and the terms of the Declaration or of any applicable laws, the terms of the Declaration or of such applicable laws shall control.

1.2  Principal Office of the Trust.  The principal office of the Trust is located at 120 West 45th Street, Suite 3600, New York, New York 10036, or such other place as shall be determined by the Trustees from time to time.  The Trust may have offices in such other places within or outside the State of New York or the Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE 2
Trustees

2.1 Chair.  The Trustees may elect from their own number a Chair to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, removal or disqualification.  The Chair (or, if the Chair is unable to attend any such meeting, the Chair’s designee) shall preside at all meetings of the Trustees.  The Chair shall have such other duties and powers as are set forth in these By-laws and as the Trustees may from time to time determine.

2.2  Regular Meetings.  Regular meetings of the Trustees may be held without call or notice at such places (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration) as the Trustees may from time to time determine.

2.3  Special Meetings.  Special meetings of the Trustees may be held at any time and at any place (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration) designated in the call of the meeting when called by the Chair, the President or the Secretary or by two or more Trustees, sufficient notice thereof as described in Section 2.4 below being given to each Trustee by the Secretary or an Assistant Secretary or by the person calling the meeting.

2.4  Notice of Special Meetings.  It shall be sufficient notice to a Trustee of a special meeting to send notice by overnight mail at least two days or by email or facsimile at least one day before the meeting addressed to the Trustee at his or her usual or last known business or residence address, email address or facsimile number as applicable, or to give notice in person or by telephone one day before the meeting.  Notice may be sent on the day of the special meeting by email, facsimile or other electronic means, or given by telephone or in person, if under the circumstances the party calling the meeting deems more immediate action to be necessary or appropriate.  Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.5  Quorum and Manner of Acting.  At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal from the meeting of one or more Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.  The Declaration contains further provisions relating to the manner of acting by the Trustees.

2.6  Actions by Consent.  Any written consents may be executed and delivered in counterparts and by electronic means.  The Declaration contains further provisions relating to action by consent of the Trustees.

2.7.  Counsel and Experts.  The Trustees who are not Interested Persons may, by vote of a majority of such Trustees, at the Trust’s expense, hire such employees and retain such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time, including services to one or more committees established by the Trustees, and may execute any agreements, contracts, instruments or other documents in connection therewith.

2.8.  Extent of Duties.  No Trustee, officer, or employee of the Trust shall owe any duty, or have any related liability, to any Person whatsoever (including without limitation any Shareholder) other than to the Trust or any Series, and the Declaration and these By-Laws eliminate any such duty arising at law (common or statutory) or in equity and any related liability, to the extent that such duty or liability may be so eliminated.

ARTICLE 3
Committees

3.1  Establishment and Authority.  The Declaration contains provisions relating to the establishment of committees by the Board of Trustees.  Each committee shall have such powers and authority as shall be authorized by the Board of Trustees, and may fix its own rules and procedures, and adopt its own charter, in each case subject to approval by the Board of Trustees.  The Board of Trustees may abolish any such committee or rescind any action of any committee at any time in its sole discretion.  Any committee to which the Board of Trustees delegates any of its powers shall maintain records of its meetings and shall report its actions to the Board of Trustees.  The Board of Trustees shall have the power at any time to fill vacancies in the committees.  The Board of Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.

3.2  Quorum; Voting. Unless the specific rules and procedures adopted by a committee in accordance with Section 3.1 provide otherwise, a majority of the members of any committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority (which writings may be executed and/or delivered by electronic means).  Members of a committee may participate in a meeting of such committee by means of a conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

3.3  Compensation of Members.  The chair, if any, and members of any duly appointed committee shall receive such compensation and/or fees and reimbursement for expenses as from time to time may be determined by the Trustees.

ARTICLE 4
Officers

4.1  Enumeration; Qualification.  The Trust shall have such officers as the Trustees from time to time may in their discretion elect or authorize in accordance with Section 4.2 below.  Any officer of the Trust may but need not be a Trustee or a Shareholder.  Any two or more offices may be held by the same person, except that the same person may not hold the office of both President and Vice-President.

4.2  Election.  At such time or times as they may determine, the Trustees may elect a President, a Treasurer, a Secretary and/or such other officers as they may determine; provided that the Trust shall not be required to have any particular officers at any time.  Vacancies in any office may be filled at any time by the Trustees.  Subject to the power of the Trustees to remove and replace any officer, (i) the Trustees may delegate to the President the power to appoint such other officers as the Trustees shall at any time or from time to time deem advisable and on such terms as they may determine, (ii) the President may appoint any person on an interim basis to fill a vacancy in any office other than that of the President, and (iii) the Secretary may appoint on an interim basis any person who is then an officer of the Trust (including himself or herself) to fill a vacancy in the office of the President, in each case subject to the power of the Trustees to remove and replace any officer; provided, however, that the appointing officer shall in each case provide prompt notice to each Trustee (using electronic means to expedite delivery where available).  Each officer shall hold office at the pleasure of the Trustees, except that any officer appointed on an interim basis pursuant to clause (ii) or (iii) above shall hold office only until the next meeting of the Trustees.

4.3  Powers.  Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

4.4  President.  Unless the Trustees otherwise provide, the President shall be the chief executive officer of the Trust.

4.5  Treasurer.  Unless the Trustees provide otherwise, the Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

4.6  Secretary.  The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor.  In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

4.7  Resignations and Removals.  Any officer may resign at any time by written instrument signed by him or her and delivered to the Chair, the President or the Secretary or to a meeting of the Trustees.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.  The Trustees may remove any officer with or without cause.  Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 5
Shareholders

5.1  Meetings.  (a) There shall be no annual meetings of Shareholders except as required by law.  A meeting of the Shareholders of the Trust or of any Series or Class shall be called by the Secretary whenever ordered by (i) a majority of Trustees then in office, (ii) the Chair or (iii) the President.  Meetings of the Shareholders of the Trust or of any Series or Class shall also be called by the Secretary upon the order of the Trustees upon the written request of the Shareholders holding Shares representing in the aggregate not less than a majority of the voting power of the Outstanding Shares entitled to vote on the matters specified in such written request provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing and/or delivering the notice thereof, which the Secretary shall determine and specify to such Shareholders.  If the Secretary fails for more than 30 days to call a special meeting, the Trustees, the Chair or the President requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice.  If the meeting is a meeting of Shareholders of any Series or Class, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such Series or Class need be called and, in such case, only Shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting.  The Trustees may determine, or may authorize the officers of the Trust to determine, the date, time and place for any meeting of Shareholders, which place may be within or outside the Commonwealth of Massachusetts, or to determine that the meeting shall be held in accordance with the following paragraph (b).

(b)  Notwithstanding anything to the contrary in these By-Laws, the Trustees or a committee of the Board of Trustees or an officer of the Trust designated by the Board of Trustees for such purpose may determine at any time, including, without limitation, after the calling of any meeting of Shareholders, that any meeting of Shareholders be held solely by means of remote communication or both at a physical location and by means of remote communication.  Notwithstanding anything to the contrary in these By-Laws, if it is determined after notice of the meeting has been delivered to Shareholders that participation by Shareholders in the meeting shall or may be conducted by means of remote communication, announcement of such change may be made at any time by press release or any other means as may be permitted or required by Applicable Law (as defined below).  Shareholders and proxy holders entitled to be present and to vote at the meeting that are not physically present at such a meeting but participate by means of remote communication shall be considered present in person for all purposes under these By-Laws and may vote at such a meeting.  Subject to any guidelines and procedures that the Board of Trustees (or such committee or officer) may adopt, any meeting at which Shareholders or proxy holders are permitted to participate by means of remote communication shall be conducted in accordance with each of the following, except to the extent otherwise permitted by the federal securities laws and the rules thereunder applicable to the Trust, including any exemptive, interpretive or other relief (including no-action relief) or guidance issued by the Securities and Exchange Commission or the Staff of the Securities and Exchange Commission (collectively, “Applicable Law”).

 (i)  The Trust shall implement reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a Shareholder or proxy holder.
(ii)  The Trust shall implement reasonable measures to provide the Shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings.
(iii)  In the event any Shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Trust.

5.2  Record Dates.  For the purpose of determining the Shareholders of the Trust or any Series or Class of Shares of the Trust who are entitled to vote or act at any meeting or any adjournment or postponement thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, or may authorize the officers to fix a time, which shall be not more than 90 days before the date set for any meeting of Shareholders (without regard to any adjournments or postponements thereof) or more than 60 days before the date of payment of any dividend or of any other distribution, as the record date for determining the Shareholders of the Trust or such Series or Class having the right to notice of and to vote at such meeting and any adjournment or postponements thereof or the right to receive such dividend or distribution, and in such case only Shareholders on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

5.3  Notice of Meetings.  Notice of all meetings of Shareholders, stating the purposes of the meeting and the time and place thereof (or that the meeting is to be held in accordance with Section 5.1(b) hereof), shall, except as may be permitted by Section 5.5 hereof, be given by the Secretary or the Trustees in accordance with Section 5.9 hereof at least 10 days and not more than 90 days before the date for the meeting set forth in such notice, to each Shareholder of record of the applicable Series or Class on the date set in accordance with Section 5.2 hereof.  Any adjourned or postponed meeting may be held as adjourned or postponed without further notice, even if the date of such adjourned or postponed meeting is more than 120 days after the date set for the original meeting.  Where separate meetings are held for Shareholders of the individual Series or Class to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Section.

5.4  Quorum.  The holders of Outstanding Shares entitled to vote and present in person or by proxy representing one-third of the voting power of the Trust shall constitute a quorum at any meeting of the Shareholders, except that where pursuant to any provision of law, the Declaration or these By-Laws a vote shall be taken by individual Series or Class then Outstanding Shares entitled to vote and present in person or by proxy representing one-third of the voting power of that Series or Class shall be necessary to constitute a quorum for the transaction of business by that Series or Class.  For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes, shall be counted.

5.5  Adjournments and Postponements.  Any meeting of Shareholders may be adjourned to a designated time and place (or to be held by means of remote communication or both at a physical location and by means of remote communication, in accordance with Section 5.1(b) hereof) by announcement by the person presiding thereat.  Any meeting of Shareholders may be adjourned with respect to one or more matters to be considered at the meeting, whether or not a quorum is present with respect to such matter.  Any meeting of Shareholders may be postponed prior to the meeting by the Trustees or a committee of the Board of Trustees or an officer of the Trust designated by the Board of Trustees for such purpose, in which case announcement of such postponement may be made by press release or other means of public communication as permitted or required by Applicable Law (as defined in Section 5.1(b) hereof).  An adjourned or postponed meeting may convene or reconvene as designated or announced, and when a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

5.6  Proxies.  At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees or officers may direct, for verification prior to the time at which such vote shall be taken.  In connection with the solicitation of proxies by the Trustees, a Shareholder may give instructions through telephonic or electronic methods of communication or via the Internet for another person to execute his or her proxy, if in each case such method has been authorized by the Trust by its officers, and pursuant in each case to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder’s name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder.  Proxies may also be submitted via facsimile if such method has been authorized by the Trust by its officers, and pursuant to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose.  Pursuant to a vote of the Trustees, proxies may be solicited in the name of one or more Trustees and/or one or more of the officers of the Trust.  When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share, but shall be counted as present at the meeting for all other purposes.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.  Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting, and no proxy shall be valid after eleven months from its date.  A Shareholder who has submitted a proxy may revoke or withdraw the proxy with respect to any matter to be considered at a meeting or any adjournment or postponement thereof if such revocation or withdrawal is properly received prior to the vote on that matter, by delivering a duly executed proxy bearing a later date or by attending the meeting or the adjournment or postponement thereof and voting in person on the matter or matters.

5.7  Organization and Conduct of Meetings.  Except as may be otherwise determined by the Trustees, every meeting of Shareholders shall be conducted by the Chair, or, in the case of a vacancy in the office or absence of the Chair, by the following officers present at the meeting in the following order:  the President, any Vice Presidents in order of their rank and seniority, the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer (the person conducting the meeting being referred to herein as the “chairman of the meeting”).  The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Trustees or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as Secretary.  In the event that the Secretary presides at a meeting of the Shareholders, an Assistant Secretary, or, in the absence of Assistant Secretaries, an individual appointed by the Trustees or the chairman of the meeting, shall record the minutes of the meeting.

The order of business and all other matters of procedure at any meeting of Shareholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations, procedures and guidelines and take such action as, in the discretion of such chairman and without any action by the Shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Shareholders of record of the Trust, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to Shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be open and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any Shareholder or any other individual who refuses to comply with meeting rules, regulations, procedures or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place (or to be held in accordance with Section 5.1(b) hereof) announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security.  If a quorum is present when a duly called and held meeting is convened, at the determination of the chairman of the meeting, the Shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of Shareholders originally present leaves less than the proportion or number otherwise required for a quorum.  Unless otherwise determined by the chairman of the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

For any matter to be properly before any meeting of Shareholders, the matter must be either specified in the notice of meeting given by or at the direction of a majority of the Trustees then in office or otherwise brought before the meeting by or at the direction of the chairman of the meeting.  With the exception of Shareholder proposals submitted in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Trustees may be included in the Trust’s proxy materials.  The Trustees may from time to time in their discretion provide for procedures by which Shareholders may, prior to any meeting at which Trustees are to be elected, submit the names of potential candidates for Trustee, to be considered by the Trustees, or any proper committee thereof.  At all meetings of Shareholders, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

5.8  Inspectors of Election.  In advance of any meeting of Shareholders the Trustees, or at any such meeting the Trustees or the chairman of the meeting, may appoint Inspectors of Election to act at the meeting or any adjournment thereof.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may appoint a person to fill the vacancy.  Unless otherwise instructed by the Trustees, or by the chairman of the meeting, and subject to any determination by the Trustees or by the chairman of the meeting, the Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and consents, determine the results, and do such other acts as may be proper to conduct the election or vote.

5.9  Communications with Shareholders.  Any notices, reports, statements or other communications with Shareholders of any kind required under the Declaration, these By-Laws or applicable law may be sent, delivered or made available in any reasonable manner as may be determined by the Trustees if not otherwise prohibited by Applicable Law, including, without limitation, by email or other electronic means or by posting on a website; and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address.  No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder's current address and the Trustees may from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters.  Any Shareholder may waive receipt of any notice or other communication.  Communications shall be deemed to have been given at the time when delivered personally or deposited in the mail or with another carrier or sent by any means of written or electronic communication or, where notice is given by posting on a website or by publication, on the date of posting or publication.  An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained with the records of the Trust.

The foregoing provisions shall apply mutatis mutandis to any communications given to a Shareholder’s counsel under Section 9.8 of the Declaration, provided however that communications provided to either a Shareholder or Shareholder's counsel under Section 9.8 may not be made by means of posting on a website or by publication.

5.10  Rights of Shareholders.  As set forth in the Declaration, the ownership of the Trust Property of every description and the right to conduct any business herein described is vested exclusively in the Trustees.  The Shareholders shall have no right or title in or to the Trust Property or to call for any partition or division of any property, profits, rights or interests of the Trust or any Series thereof and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares.  For the avoidance of doubt, Shareholders shall have no rights, privileges, claims or remedies under any contract or agreement entered into by the Trust or any Series thereof with any service provider or other agent to or contractor with the Trust or a Series thereof, including, without limitation, any third party beneficiary rights, except as may be expressly provided in any such contract or agreement.

5.11  Derivative and Direct Actions.  As set forth in the Declaration, Shareholders shall have the power to vote to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or its shareholders.  No Shareholder may bring a direct action claiming injury as a Shareholder of the Trust where the matters alleged (if true) would give rise to a claim by the Trust, unless the Shareholder has suffered an injury distinct from that suffered by the Trust.  A Shareholder bringing a direct claim must be a Shareholder of the Series or Class with respect to which the direct action is brought at the time of the injury complained of, or have acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time.

5.12 Forum Selection.  Any action commenced by a Shareholder, (i) directly or derivatively, against (x) the Trust or a Series thereof, (y) its Trustees or officers related to, arising out of or concerning the Trust, is business or operations, and/or (z) otherwise related to, arising out of or concerning the Trust, its business or operations or (ii) derivatively in the right or name of, or on behalf of the Trust or a Series or Class thereof (collectively, the “Covered Actions”), shall be brought only in the U.S. District Court for the District of Massachusetts, or if such action may not be brought in that court, then such action shall be brought in Massachusetts Superior Court, Business Litigation Session,  in Boston, Massachusetts (each, a “Designated Court”).  The Trust, its Trustees and officers, and its Shareholders each (a) consent to jurisdiction in the Designated Courts; (b) waive any objection to venue in either Designated Court and (c) waive any objection that either Designated Court is an inconvenient forum.  Except to the extent prohibited by applicable law, if any Shareholder shall commence a Covered Action in any court other than a Designated Court without the written consent of the Trust, then each such Shareholder shall be obligated, jointly and severally, to reimburse the Trust and any Trustee or officer of the Trust made a party to such proceeding for the costs and expenses (including attorneys’ fees) incurred by the Trust and any Trustee or officer of the Trust in connection with any successful motion to dismiss, stay or transfer such action on the basis of the failure to comply with this Section 5.12.  In any Covered Action, action commenced by a Shareholder against the Trust or any Series thereof, its Trustees or officers, or as a derivative action on behalf of the Trust, or any Series thereof there shall be no right to a jury trial.  THE RIGHT TO A TRIAL BY JURY IS EXPRESSLY WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW.

ARTICLE 6
Shares

6.1  Share Certificates. Unless the issuance of certificates is authorized by the Trustees, Shares shall be held on the books of the Trust by one or more transfer agents appointed in accordance with Section 7.2 of the Declaration (each, a “Transfer Agent”) in uncertificated form, and the record holders of such Shares shall be treated for all purposes as Shareholders under the Declaration.

The Trustees may at any time authorize the issuance of share certificates for Shares of any Series or Class in such form as the Trustees may prescribe from time to time.  Each such certificate shall bear a distinguishing number, shall exhibit the holder’s name and the number of Shares owned by such holder, and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer.  Such signatures may be facsimile, printed or engraved if the certificate is signed by the Transfer Agent with respect to such Shares or by a registrar.  In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

6.2  Share Transfers.  Transfers of Shares of the Trust shall be made only on the books of the Trust, as maintained by the Transfer Agent with respect to such Shares, by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Transfer Agent for such Shares and upon surrender of any certificate or certificates representing such Shares, if any, properly endorsed and the payment of all taxes thereon.  Except as may be otherwise provided by law or these By-Laws, the person in whose name Shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that properly documented pledges of Shares as collateral security may be accounted for by the Transfer Agent in accordance with its standard procedures with respect thereto.

6.3  Loss of Certificates.  The Transfer Agent for any Series or Class of Shares, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for Shares which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non receipt and of an indemnity agreement executed by the registered holder or his legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents and assurances as may be approved by the Trustees.

6. 4.  Regulations.  The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, transfer and registration of Shares.

ARTICLE 7
Miscellaneous

7.1 Books and Records.  The books and records of the Trust and any Series or Classes thereof, including the share ledger or ledgers, may be kept in or outside the Commonwealth of Massachusetts at such office or offices of the Trust and/or its agents as may from time to time be determined by the officers of the Trust.

7.2  Access to Book and Records.  The Shareholders shall only have such right to inspect the records, documents, accounts and books of the Trust or any Series or Class thereof as are granted to Shareholders under the Massachusetts Business Corporation Act.

7.3  Seal.  The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe, but unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

7.4  Execution of Papers.  All deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President elected by the Trustees, the

Treasurer, the Secretary or any other officer elected by the Trustees, except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these By-Laws.

7.5  Severability.  The provisions of these By-Laws are severable.  If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.  If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

7.6  Headings.  Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

ARTICLE 8
Amendments to the Bylaws

8.1  General.  Every Shareholder, by virtue of purchasing Shares and becoming a Shareholder, shall be held to have expressly assented and agreed to the terms of these By-Laws and shall be bound hereby.  These By-Laws may be amended, supplemented, amended and restated, or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.